EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1, of our report dated March 25, 2008 relating to the balance sheets and the related statements of operations, stockholders' deficit, and cash flows of Accelerize New Media, Inc. at December 31, 2007 and 2006. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

/S/ SHERB & CO., LLP

SHERB & CO., LLP,
Certified Public Accountants

New York, NY
April 11, 2008